                                                                    Exhibit 10.7

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

           THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE (this "Agreement") is entered into effective as of August 1, 2002 by and among Telenetics Corporation, a California corporation ("Telenetics"), on the one hand, and John D. McLean, an individual ("McLean"), William C. Saunders, an individual ("Saunders"), Terry S. Parker, an individual ("Parker") and Saunders & Parker, Inc., a Texas corporation ("S&P", and together with McLean, Saunders and Parker, the "Defendants"), on the other. This Agreement is entered into with reference to the following facts:

                                 R E C I T A L S
                                 ---------------

           A. On or about October 19, 2001, Telenetics filed a Complaint against Defendants and Edward L. Didion, an individual ("Didion") in the United States District Court, Central District of California, Southern Division (Case No. SA01-987-AHS (ANX)) (the "Action").

           B. Defendants and Telenetics wish to settle all differences between them which arise out of or which in any way are connected with or related to any of the claims, allegations, causes of action and/or contentions set forth in the Action.

           C. In contemplation of entering into this Agreement, in February 2002, Telenetics filed a request for and obtained a dismissal without prejudice in the Action.

           D. Without acknowledging the validity of any other party's rights, claims or defenses in connection with the subject matter of the Action, and in order for the parties to this Agreement to settle all differences between them, and in consideration of the mutual covenants, agreements and promises set forth in this Agreement, and other good and valuable consideration, each party to this Agreement agrees as follows:

                                SETTLEMENT TERMS

           1. The foregoing Recitals shall be part of this Agreement.

           2. The Stock Purchase Agreement dated January 7, 2000, as amended by that certain First Amendment to Stock Purchase Agreement dated as of May 31, 2000 (collectively, the "Stock Purchase Agreement") by and among Telenetics, Saunders, Parker and Didion shall be amended as to Telenetics, Saunders and Parker only (i.e., not as to Didion) pursuant to the terms of the Second Amendment to Stock Purchase Agreement (the "Second Amendment to Stock Purchase Agreement"), a copy of which is attached hereto as EXHIBIT A and made a part hereof.

           3. Defendants acknowledge and agree that any and all actions taken by Telenetics between the date of the Stock Purchase Agreement and the date of this Agreement relating to the issuance of any capital stock of Telenetics did not result in the application of Section 1.3(c) of the Stock Purchase Agreement (as such was in effect prior to the deletion of such section pursuant to the Second Amendment to Stock Purchase Agreement) and, as such, Defendants waive any rights any of them may have with respect to the issuance of any Additional Stock (as that term is defined in the Stock Purchase Agreement) as a result of any such issuances of capital stock. For purposes of this Agreement, the phrase "issuance of any capital stock of Telenetics" means (i) the issuance of any shares of common stock of Telenetics, (ii) any grant of an option or warrant to purchase shares of common stock of Telenetics (including any exercise of any such option or warrant and the subsequent issuance by Telenetics of shares of common stock underlying such option and/or warrant) and (iii) any issuance of debt obligations of Telenetics, which debt obligations are convertible into shares of common stock of Telenetics (including any conversion of such debt obligations and the subsequent issuance by Telenetics of shares of common stock underlying such debt obligations).

           4. The Consulting Agreement dated as of January 7, 2000 by and between Telenetics and S&P is hereby canceled and terminated (including any post termination covenants contained therein) as of September 1, 2000 and any and all obligations of Telenetics to S&P for payment thereunder, if any, shall also be canceled, extinguished and forgiven by S&P. All amounts previously paid by Telenetics to S&P pursuant to the terms of the Consulting Agreement are deemed validly paid and not subject to any adjustment or forfeiture.

           5. Concurrent with the execution of this Agreement, Telenetics shall pay to Kutak Rock, LLP, counsel for Defendants in connection with that certain action filed in United States District Court for the Middle District of Florida, Tampa Division (Case No. 8:00-CV-2283-T-27B), the sum of $10,000.00.

           6. Concurrent with the execution of this Agreement, Telenetics shall execute and deliver to S&P a promissory note in the principal amount of $24,723.42, a copy of which is attached hereto as EXHIBIT B and made a part hereof (the "Promissory Note").

           7. Concurrent with the execution of this Agreement, Telenetics shall pay to each of Saunders and Parker the sum of $5,000.00.

           8. Concurrent with the execution of this Agreement, S&P shall deliver to Telenetics for cancellation all outstanding options to purchase shares of common stock of Telenetics held by S&P.

           9. Except for any obligations imposed by this Agreement, the Promissory Note and the Stock Purchase Agreement as amended by the Second Amendment to Stock Purchase Agreement, Telenetics, on the one hand, and Defendants, and each of them, on the other, and, as applicable, each of their respective agents, successors, predecessors, parent companies, affiliated companies, related companies, partners, officers, directors, shareholders, representatives, employees, attorneys, insurance companies, assigns and heirs, and each of them, past and present, hereby release and forever discharge each other party and each of his or its respective agents, successors, predecessors, parent companies, affiliated companies, related companies, partners, officers, directors, shareholders, representatives, employees, attorneys, insurance companies, assigns and heirs, and each of them, past and present, with respect to any and all claims, demands, liabilities, obligations, debts, attorneys' fees, costs, accounts, actions, or causes of action which any of the parties have or claim to have as of the date of this Agreement, in law or equity, whether known or unknown, which pertain to or which arise out of the facts, circumstances, and/or events which are asserted, in the Action and/or which pertain to, arise out of, or are in any connected with the past relationships between the Parties; PROVIDED, HOWEVER, that the provisions of this Section 7 shall not apply to any claims related to or arising out of (i) McLean's employment relationship with Telenetics and (ii) the right of the Defendants to receive additional shares of Telenetics common stock pursuant to the terms of the Stock Purchase Agreement as amended by the Second Amendment to Stock Purchase Agreement.

           10. As a condition of this Agreement and in furtherance of the release provisions set forth in this Agreement, the parties expressly waive any and all rights and benefits conferred upon them by the provisions of section 1542 of the Civil Code of the State of California with respect to any of the matters described or set forth in this Agreement. Section 1542 of the Civil Code of the State of California states:

                     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

           The parties acknowledge that except for matters expressly represented or recited in this Agreement, the facts and law in relation to this matter and the claims released by the terms of this Agreement may turn out to be different from the facts or law as now known to each party and/or his or its agents and/or representatives, including his or its counsel. Each party expressly assumes the risk of the existence of different or presently unknown facts or law and agrees that this Agreement shall in all respects be effective and binding as to each party despite the possibility of the existence of different or new facts or law.

           11. Telenetics intends to pursue its claims against Didion as set forth in the Action. If Didion, or any assignee of Didion, asserts claims for contribution or indemnity against Defendants in connection with Telenetics' claims against Didion as set forth in the Action or any other litigation arising from the facts alleged in the Action, Telenetics agrees to indemnify, defend, and hold harmless Defendants as to such contribution or indemnity claims or any judgment or award rendered thereon. The intent of this provision is to ensure that Defendants will not be subject to any further liability in connection with Telenetics' continued pursuit of claims against Didion arising from facts alleged in the Action.

           12. Each of the parties represents and warrants that he or it has not heretofore assigned, transferred or subrogated, or purported to assign, transfer or subrogate, to any person or entity, any of the claims released in this Agreement. Each of the parties agrees that he or it shall indemnify each of the other parties, including with respect to any attorneys' fees and costs, and hold each of the other parties harmless from and against any claims based on or arising from any such assignment, transfer or subrogation, or any attempted assignment, transfer or subrogation, of any of the claims released in this Agreement.

           13. Each of the parties agrees to execute and deliver to each other party all necessary documents and to take such additional action as may be necessary or reasonably required to effectuate the terms, conditions, provisions, and intent of this Agreement.

           14. Each party executing this Agreement and/or any other documents related to the settlement between the parties represents and warrants that he or it has been duly authorized to execute this Agreement and any such other related documents.

           15. Each of the parties acknowledges that he or it has carefully read this Agreement and knows and understands the contents and effect of this Agreement, and each of the parties further acknowledges that he or it is signing this Agreement based on his or its own free act.

           16. Each of the parties acknowledges that he or it has been advised to seek legal counsel in connection with this matter and the provisions and execution of this Agreement, and each of the parties acknowledges that he or it either has consulted with his or its own legal counsel or has had a full opportunity to consult with his or its own legal counsel in connection with the settlement between the parties, the terms, conditions, and provisions of this Agreement, and the execution of this Agreement.

           17. This Agreement has been entered into in the State of California, and all of the terms, conditions and provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

           18. If any term, condition or provision of this Agreement is held to be invalid, void or unenforceable, the remaining terms, conditions and provisions of this Agreement nevertheless shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

           19. This Agreement and all of its terms, conditions and provisions shall be binding upon and shall inure to the benefit of each of the parties and each of the parties' respective heirs, successors and assigns.

           20. The prevailing party in any proceeding to enforce the provisions of this Agreement shall be entitled to recover all costs, including reasonable attorneys' fees, from the non-prevailing party.

           21. Each of the parties shall bear and be responsible for his or its own attorneys' fees and costs incurred in connection with all aspects of the Action.

           22. This Agreement contains the entire agreement and understanding concerning the settlement between the parties and replaces any prior negotiations or agreements between the parties, whether written and/or oral.

           23. Each of the parties agrees that no particular party or parties to this Agreement shall be deemed to be the author of this Agreement or any particular term, provision or condition of this Agreement. Each of the parties further agrees that any ambiguities in this Agreement shall be resolved, and the terms, provisions and conditions of this Agreement shall be construed and interpreted, without regard to which party or parties may have suggested, drafted, revised, or otherwise authored this Agreement or any of its particular terms, provisions or conditions. Each of the parties further agrees that this Agreement shall be construed and interpreted as if drafted jointly by all of the parties.

           24. It is understood that this Agreement is entered into in compromise of disputed claims and that neither the settlement between the parties nor the performance of any of the terms, provisions, or conditions of this Agreement shall be construed or interpreted as an admission of liability on the part of any of the parties to this Agreement.

           25. Any disputes arising under this Agreement shall be resolved in accordance with the laws of the State of California in either the County of Orange or the County of Los Angeles, State of California.

           26. This Agreement may not be changed, altered or modified except in a writing signed by each of the parties and/or duly authorized representatives of each of the parties.

           27. This Agreement may be executed in counterparts, including facsimile counterparts, and all such executed counterparts, including with facsimile signatures, together shall constitute one original Agreement which shall be binding on all of the parties to this Agreement notwithstanding that all of the parties are not signatory to the original or the same counterparts.

           28. If the release granted to any released party by any releasing party in this Agreement is held by a court of competent jurisdiction to be void or unenforceable, then the release given by that released party to that releasing party shall also be deemed void and unenforceable.

Dated:  September 27, 2002                TELENETICS CORPORATION

                                          By: /S/ David Stone
                                              ---------------------------------
                                               David Stone, President and Chief
                                               Financial Officer

                                          /S/ JOHN D. MCLEAN
Dated:  September 27, 2002                --------------------------------------
                                          JOHN D. MCLEAN

                                          /S/ WILLIAM C. SAUNDERS
Dated:  September 27, 2002                --------------------------------------
                                          WILLIAM C. SAUNDERS

                                          /S/ TERRY S. PARKER
Dated:  September 27, 2002                --------------------------------------
                                          TERRY S. PARKER

Dated:  September 27, 2002                SAUNDERS & PARKER, INC.

                                          By:/S/ WILLIAM C. SAUNDERS
                                             -----------------------------------
                                               Its: CO-PRES
                                                   -----------------------------

APPROVED AS TO FORM:

RUTAN & TUCKER, LLP

By:  /S/  Larry A. Cerutti
     ------------------------------------
           Larry A. Cerutti
Attorneys for Telenetics Corporation

MUNSCH HARDT KOPF & HARR, P.C.

By:  /S/ Sally A. Schreiber
     ------------------------------------
           Sally A. Schreiber
Attorneys for Terry S. Parker, William C.
Saunders and Saunders & Parker, Inc.